Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in Registration Statement No. 333-216284 on Form S-8 of our report dated June 29, 2018, appearing in the Annual Report on Form 11-K of the FMC Technologies, Inc. Savings and Investment Plan for the year ended December 31, 2017.

/s/ McConnell & Jones LLP

Houston, Texas
June 29, 2018